Exhibit 99.4

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2021, 2020 and 2019

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499

Report of Independent Registered Public Accounting Firm

To the Managing Board and Members

Tiedemann Wealth Management Holdings, LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial condition of Tiedemann Wealth Management Holdings, LLC and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of income, changes in members’ capital, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2000.

Philadelphia, Pennsylvania

May 6, 2022

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Financial Condition

December 31, 2021 and December 31, 2020

	2021	2020
Assets
Cash and cash equivalents	$8,040,237	3,567,686
Investments at fair value	1,045,272	666,637
Equity method investments	1,563,918	4,618,118
Fees receivable	20,018,781	17,370,342
Intangible assets, net	15,483,147	16,148,301
Goodwill	22,184,797	22,184,797
Fixed assets	1,217,659	1,910,877
Notes receivable from members	1,701,994	—
Other assets	3,801,040	2,287,396
Deferred tax assets, net	—	—

Total assets	$75,056,845	68,754,154

Liabilities and Members’ Capital
Accrued compensation and profit sharing	$13,214,485	6,478,205
Accrued member distributions payable	4,000,000	3,563,032
Accounts payable and accrued expenses	4,439,168	1,972,825
Payable to equity method investees	1,042,608	2,576,526
Term notes, line of credit and promissory notes	11,697,122	15,043,415
Fair value of interest rate swap	34,502	212,067
Payable for contingent consideration	—	—
Deferred tax liability, net	106,988	30,079
Deferred rent	500,912	367,987

Total liabilities	35,035,785	30,244,136

Commitments and contingencies (Note 11)

Members’ capital – Class A	5,711	7,766
Members’ capital – Class B (net of loans to members of $625,778 at December 31, 2020 and $0 at December 31, 2019)	39,582,385	38,502,252

Total members’ capital	39,588,096	38,510,018

Non-controlling interest	432,964	—

Total equity	40,021,060	38,510,018

Total liabilities and equity	$75,056,845	68,754,154

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Income

Years ended December 31, 2021, December 31, 2020 and December 31, 2019

	2021	2020	2019
Income:
Trustee, investment management, and custody fees	$75,703,246	64,389,302	59,817,834

Total income	75,703,246	64,389,302	59,817,834

Operating expenses:
Compensation and employee benefits	47,412,792	42,163,726	38,541,036
Systems, technology, and telephone	5,070,338	4,008,405	3,928,605
Occupancy costs	3,498,052	3,623,826	3,401,718
Professional fees	6,881,887	2,020,162	2,125,117
Travel and entertainment	566,102	245,723	1,006,842
Marketing	931,120	872,649	1,070,057
Business insurance and taxes	1,235,126	592,285	564,127
Education and training	34,764	36,726	42,105
Contributions, donations and dues	254,193	147,126	184,290
Depreciation and amortization	695,274	690,448	623,220
Amortization of intangible assets	1,356,267	1,223,923	721,791

Total operating expenses	67,935,915	55,624,999	52,208,908

Operating income	7,767,331	8,764,303	7,608,926

Other income (expenses)
Interest and dividend income	56,588	33,408	94,756
Interest expense	(454,406)	(417,412)	(266,963)
Other investment gain (loss), net	62,054	(221,844)	214,102
Other-than-temporary loss on equity method investments (Note 6)	(3,051,619)	(404,430)	18,013
Variable interest entity loss on investment (Note 3)	(146,264)	—	—
Change in fair value of interest rate swap	177,565	(212,067)	—
Other expenses	(105,087)	(58,762)	(24,350)

Income before taxes	4,306,162	7,483,196	7,644,484

Income tax expense	(515,400)	(496,697)	(411,822)

Net income for the year	3,790,762	6,986,499	7,232,662

Net loss attributable to noncontrolling interest	148,242	—	—

Net income for the year attributable to the Company	$3,939,004	6,986,499	7,232,662

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Capital

Years ended December 31, 2021, December 31, 2020 and December 31, 2019

	Class A	Class B	Non- controlling Interest	Total
Members’ capital as of January 1, 2019	$8,118	40,580,563	—	40,588,681
Member capital distributions	(787)	(4,812,592)	—	(4,813,379)
Reallocation of book capital as a result of member transactions	(456)	456	—	—
Repurchase of member units		(5,349,852)	—	(5,349,852)
Issuance of member units		1,950,011	—	1,950,011
Restricted unit compensation	71	464,833	—	464,904
Operations:
Net income for the year	1,447	7,231,215	—	7,232,662

Members’ capital as of December 31, 2019	$8,393	40,064,634	—	40,073,027

Members’ capital as of January 1, 2020	$8,393	40,064,634	—	40,073,027
Member capital distributions	(496)	(4,811,876)	—	(4,812,372)
Reallocation of book capital as a result of member transactions	(866)	866	—	—
Loans to members	—	(625,778)	—	(625,778)
Repurchase of member units	—	(4,256,742)	—	(4,256,742)
Restricted unit compensation	36	1,145,348	—	1,145,384
Operations:
Net income for the year	699	6,985,800	—	6,986,499

Members’ capital as of December 31, 2020	$7,766	38,502,252	—	38,510,018

Members’ capital as of January 1, 2021	7,766	38,502,252	—	38,510,018
Reclassification of loans to members to notes receivable from members (Note 11a)	—	625,778	—	625,778
Non-controlling interest shareholders’ equity			581,206	581,206
Member capital distributions	(2,281)	(9,016,634)	—	(9,018,915)
Reallocation of book capital as a result of member transactions	(1,127)	1,127	—	—
Restricted unit compensation	791	5,531,420	—	5,532,211
Operations:
Net income (loss) for the year	562	3,938,442	(148,242)	3,790,762

Members’ capital as of December 31, 2021	$5,711	39,582,385	432,964	40,021,060

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2021, December 31, 2020 and December 31, 2019

	2021	2020	2019
Cash flows from operating activities:
Net income for the year	$3,790,762	6,986,499	7,232,662
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,356,267	1,223,923	721,791
Depreciation and amortization	695,274	690,448	623,220
(Gains) losses on investments	(51,472)	168,070	(210,223)
Other-than-temporary loss on equity method investments	3,050,350	399,137	(18,013)
Restricted unit compensation	5,532,211	1,145,384	464,904
Deferred income tax (benefit) expense	(92,510)	60,271	(9,137)
Changes in operating assets and liabilities:
(Increase) in fees receivable	(2,648,439)	(1,707,970)	(143,496)
(Increase) decrease in other assets	(1,513,644)	(846,997)	201,554
Increase in deferred rent	132,925	82,075	31,414
Increase (decrease) in accrued compensation and profit sharing	6,736,280	(1,129,665)	(2,869,189)
(Decrease) in payable to equity method investees	(297,842)	—	—
Increase (decrease) in accounts payable and accrued expenses	2,373,690	627,337	(759,949)
(Increase) decrease in fair value of interest rate swap	(177,565)	212,067	—

Net cash provided by operating activities	18,886,287	7,910,579	5,265,538

Cash flows from investing activities:
Cash acquired from consolidation of variable interest entity	5,900	—	—
Loss on acquisition of variable interest entity	146,265	—	—
Loans to members	(1,076,216)	(583,356)	—
Distributions from investments	36,773	4,511	1,088
Purchases of investments	(1,138,722)	(1,030,665)	(634,826)
Sales of investments	778,636	2,138,699	554,902
Purchases of equity method investments	(1,236,076)	(1,213,030)	(418,434)
Cash payment associated with TG contigent consideration	—	(6,434,493)	—
Purchases of fixed assets	(2,056)	(485,839)	(784,575)

Net cash used in investing activities	(2,485,496)	(7,604,173)	(1,281,845)

Cash flows from financing activities:
Member distributions	(8,581,947)	(3,250,205)	(6,057,155)
Payments on term notes and line of credit	(7,060,000)	(8,120,000)	(1,900,000)
Borrowings on term notes and lines of credit	6,500,000	13,800,000	2,500,000
Issuance of member units	—	—	1,200,011
Payments on promissory notes	(2,786,293)	(3,151,831)	(3,880,150)

Net cash used in financing activities	(11,928,240)	(722,036)	(8,137,294)

Net increase (decrease) in cash	4,472,551	(415,630)	(4,153,601)
Cash and cash equivalents at beginning of year	$3,567,686	3,983,316	8,136,917

Cash and cash equivalents at end of year	8,040,237	3,567,686	3,983,316

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$618,721	311,958	203,211
Interest payments on term notes and line of credit	297,808	327,236	224,015
Supplemental disclosure of noncash investing activities:
Non-cash equity purchase of equity method investment	—	—	4,533,381
Supplemental disclosure of noncash financing activities:
Non-cash equity issuance	2,505,153	5,568,480	3,234,718
Non-cash repurchase of units with notes payable	6,000	2,797,552	1,985,162

See accompanying notes to consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(1)	Description of the Business

Tiedemann Wealth Management Holdings, LLC (the “Company”) was incorporated in the state of Delaware on December 5, 2007, as a limited liability company. The Company’s members’ capital consists of Class A shares (voting) and Class B shares (nonvoting). The Company was formed for the purpose of serving as a holding company for its two main subsidiaries, Tiedemann Trust Company (“TTC”) and Tiedemann Advisors, LLC (“TA”) and to serve as a platform to build out the operating presence of these Tiedemann businesses.

TTC acts as a limited purpose trust company, conducting business principally in a trust or fiduciary capacity. TTC provides highly qualified investment and trust services, and objectively allocates all trust assets to independent, individual managers around the world. TTC’s primary regulator is the Delaware Office of the State Bank Commissioner (the “Commission”) and has its offices in Wilmington, Delaware. The Commission has communicated to the Company that it has established a policy that all trust companies have a minimum of 0.25% of managed assets in capitalization.

TA is a Registered Investment Advisor with the Securities and Exchange Commission. TA currently has offices in New York, New York; San Francisco, California; Seattle, Washington; Palm Beach, Florida; Dallas, Texas; Bethesda, Maryland; Portland, Oregon and Aspen, Colorado.

On September 19, 2021, the Company entered into a Business Combination Agreement by and among Cartesian Growth Corporation (“SPAC”), Rook MS LLC, Alvarium Investments Limited (“Alvarium”), TIG Trinity GP, LLC, TIG Trinity Management LLC (TIG Trinity GP, LLC together with TIG Trinity Management LLC, the “TIG Entities”), and Alvarium Tiedemann Capital, LLC. Pursuant to the reorganization plan of the Business Combination Agreement, the Company, TIG Entities and Alvarium would become the wholly owned subsidiaries of Alvarium Tiedemann Capital, LLC, which is the direct subsidiary of SPAC. Alvarium Tiedemann Capital, LLC, will receive the shares of SPAC upon closing and the SEC public registration. The transaction is expected to close during the third quarter of 2022.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared under the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and conforms to prevailing practices within the financial services industry, as applicable to the Company.

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include the useful lives of fixed assets and intangibles, the valuation of investments, deferred tax assets, deferred tax liabilities, share based compensation, income tax uncertainties, and other contingencies.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, TTC, TA, Tiedemann Wealth Management Holdings, Inc., TWMH Investments, Inc., and Tiedemann Wealth Management GP, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

During 2022, the Company concluded there was a revision required to the presentation of payments to an equity method investee and non-cash purchase of an equity method investee in the consolidated statements of cash flows for the years ended December 31, 2021, 2020 and 2019. Such payments are described in Note 6, Equity Method Investments. The Company originally reported $1,236,076 and $1,206,855 as a decrease in cash flows from operating activities rather than presenting them as cash flows from investing activities for the years ended December 31, 2021 and 2020, respectively. The Company has revised its consolidated statements of cash flows and supplemental cash flow disclosures for the years ended December 31, 2021 and 2020 to present these payments as investing activities rather than operating activities. The Company originally reported $750,000 as the supplemental disclosure of non-cash equity purchase of equity method investee for the year ended December 31, 2019. The Company has revised the supplemental cash flow disclosure of non-cash equity purchase of equity method investee for the year ended December 31, 2019 to $4,533,381 to reflect the full amount of the non-cash equity method investment. These items had no impact on the reported net change in cash for these years. The Company has enhanced its disclosures in Note 6 to reflect this presentation.

(b)	Goodwill

Goodwill represents the excess of the purchase price in a business combination over the fair value of the tangible and intangible assets acquired and the liabilities assumed. Under ASC 350, “Intangible—Goodwill and Other”, goodwill is not amortized, but rather is subject to an annual impairment test.

The Company tests goodwill for impairment as of October 1 of each year, or more frequently if events or changes in circumstances indicate that this asset may be impaired. For the purposes of impairment testing, the Company has determined that it has one reporting unit. The Company’s test of goodwill impairment starts with a qualitative assessment to determine whether it is necessary to perform a quantitative goodwill impairment test. If qualitative factors indicate that the fair value of the reporting unit is more likely than not equal to or more than its carrying amount, then no additional steps are necessary. If qualitative factors indicate that the fair value of the reporting unit is more likely than not less than its carrying amount, then a quantitative goodwill impairment test is performed. For the quantitative analysis, the Company compares the fair value of its reporting unit to its carrying value. If the estimated fair value exceeds its carrying value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the fair value of the reporting unit is less than book value, then under the second step the carrying amount of the goodwill is compared to its implied fair value.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(c)	Intangible assets other than goodwill, net

Other intangible assets are amortized over their estimated useful lives using the straight-line method. Customer relationships have an estimated useful life of 11 years and 19 years. Computer software has a useful life of 5 years.

(d)	Impairment of long-lived assets

The Company’s long-lived assets and identifiable intangibles that are subject to amortization are reviewed for impairment in accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment indicators include any significant changes in the manner of the Company’s use of the assets and significant negative industry or economic trends.

Upon determination that the carrying value of a long-lived asset may not be recoverable based upon a comparison of aggregate undiscounted projected future cash flows to the carrying amount of the asset, an impairment charge is recorded for the excess of the carrying amount over fair value.

The Company evaluates its long-lived assets, including property and equipment and intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable in accordance with ASC 360. Factors considered important that could result in an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets, significant negative industry or economic trends, and a significant decline in the Company’s stock price for a sustained period of time. The Company recognizes impairment based on the difference between the fair value of the asset and its carrying value. Fair value is generally measured based on either quoted market prices, if available, or a discounted cash flow analysis.

(e)	Revenue Recognition

Effective January 1, 2020, the Company adopted the Financial Accounting Standards Board (“FASB”) Topic 606 (“ASC 606”), Revenue from Contracts with Customers. The adoption of this guidance did not result in changes to the timing of recognition and measurement of revenue and recognition of costs incurred to obtain and fulfill revenue contracts with customers.

The new guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The core principle of the guidance is that an entity should recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Additionally, the guidance requires improved disclosure to help users of the combined financial statements better understand the nature, amount, timing and uncertainty of revenue that is recognized.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

Trustee, Investment Management, and Custody Fees

Revenues from contracts with customers consist of investment management, trustee, and custody fees. All trustee, investment management and custody fees are earned in the United States. Pursuant to ASC 606, the Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Under this standard, revenue is based on a contract with a determinable transaction price and a distinct performance obligation with probable collectability. Revenues cannot be recognized until the performance obligation is satisfied and control is transferred to the customer.

Investment management, trustee and custody fees are recognized over the period in which the investment management services are performed, using a time-based output method to measure progress. The amount of revenue varies from one reporting period to another as levels of assets under advisement (“AUA”) change (from inflows, outflows, and market movements) and as the number of days in the reporting period change. No judgment or estimates by management are required to record revenue related to these transactions and pricing is clearly identified within the contract.

For services provided to each client account, the Company charges an investment management, inclusive of custody, and/or trustee fee based on the fair value of the AUA of such account representing a single performance obligation. For assets for which valuations are not available on a daily basis, the most recent valuation provided to the Company is used as the fair value for the purpose of calculating the quarterly fee. In certain circumstances, fixed fees are charged to customers on a monthly basis. The nature of the Company’s performance obligation is to provide a series of distinct services in which the customer receives the benefits of the services over time. The Company’s performance obligation is satisfied at the end of each month or quarter, as applicable to the contract with the customer. Therefore, none of the transaction price is allocated to an unsatisfied performance obligation as of December 31, 2021 and December 31, 2020.

Fees are charged quarterly in arrears based upon the market value at the end of the quarter. Prior to the second quarter of 2020, such fees were charged either quarterly, in arrears, and calculated using the average of the daily market value during the subject quarter for such account, or quarterly, in advance based upon the market value at the beginning of the quarter. Receivable balances from contracts with customers are included in the fees receivable line in the Consolidated Statement of Financial Condition. There were no impairment losses on such Fees Receivable as of December 31, 2021, December 31, 2020 and December 31, 2019.

Contract Assets and Liabilities

Contract assets typically result from contracts when revenue recognized exceeds the amount billed to the customer, and right to payment is not just subject to the passage of time. Contract assets are transferred to fees receivable when the rights become unconditional. The Company had no contract assets as of December 31, 2021 and December 31, 2020.

Contract liabilities (deferred revenue) typically results from fees invoiced or paid by the Company’s customers for which the associated performance obligations have not been satisfied and revenue has not been recognized. The Company had no contract liabilities as of December 31, 2021 and December 31, 2020.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

Contract costs

The Company does not incur any incremental costs related to obtaining a contract with a customer that it would not have incurred if the contract had not been obtained. Therefore, no such costs have been capitalized in the Consolidated Statements of Financial Condition as of December 31, 2021 and December 31, 2020.

Interest and Other Income

The Company recognizes and records income on the accrual basis when earned. Dividend income is recorded on the ex-dividend date.

(f)	Cash and Cash Equivalents

Cash and cash equivalents consist of noninterest-bearing balances on deposit, an interest-bearing money market mutual fund, and a mutual fund.

At December 31, 2021 and December 31, 2020, substantially all cash was held in checking accounts at a major financial institution which management believes is creditworthy. Cash held at financial institutions may exceed the amount insured by the Federal Deposit Insurance Corporation.

(g)	Investments

The Company holds marketable securities at fair value in accordance with ASC 321, “Investments – Equity Securities”. Changes in fair value are recorded in Other investment gain (loss), net in the Consolidated Statements of Income.

During the years ended December 31, 2021 and 2020, the Company held interests in various affiliated limited partnerships and limited liability companies whose purpose is to achieve capital appreciation through investments in financial instruments and investment vehicles. The Company has concluded that these entities are variable interest entities and the Company determined it was not the primary beneficiary. Therefore, the Company does not consolidate these entities, and accounts for their financial interests under the equity method of accounting.

The Company accounts for investments in which it has significant influence but not a controlling financial interest using the equity method of accounting (see Note 6).

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(h)	Compensation and Employee Benefits

Compensation consists of (a) salary and bonus, and benefits paid and payable to employees and members and (b) stock-based compensation associated with the grants of restricted units to employees. Compensation cost relating to the grant of restricted Class B units is expensed on a straight-line basis over the vesting period of the award, which is generally between three and five years, or in certain cases, grants vest immediately. The fair value of restricted units is estimated based on a multiple of prior year revenue. The Company recognizes forfeitures as they occur.

(i)	Fixed Assets

Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(j)	Income Taxes

The Company is a limited liability company. Accordingly, at the Company level, federal, state, and local income taxes are the responsibility of its members. However, some of the Company’s corporate subsidiaries account for income taxes under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 740, Income Taxes. Deferred income taxes are provided based upon the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. In addition, deferred income taxes are determined using the enacted tax rates and laws, which are expected to be in effect when the related temporary differences are expected to be reversed.

In accordance with GAAP, the Company is required to evaluate the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions with respect to tax deemed not to meet the “more-likely than-not” threshold would be recorded as a tax expense in the current year. The Company has concluded that there is no provision for uncertain tax positions required in the Company’s consolidated financial statements. However, the Company’s conclusions regarding this evaluation are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

(k)	Other Assets

Other assets include prepaid expenses, miscellaneous receivables, current income taxes receivable, and software licenses. The Company amortizes assets over their respective useful lives, as applicable.

(l)	Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC 815, “Derivatives and Hedging,” which requires the Company to recognize all derivative instruments on the balance sheet as either assets or liabilities and to measure them at fair value each reporting period unless they qualify for a normal purchase normal sale exception. Normal purchases and normal sales contracts are

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

those that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by a reporting entity over a reasonable period in the normal course of business. The Company uses an interest rate swap to manage its interest rate exposure on its long term debt, which is not designated as a cash flow hedge. Changes in the fair value of non-hedge derivatives are immediately recognized in earnings. See Note 15, “Accounting for Derivative Instruments and Hedging Activities” for more information.

(m)	Segment Reporting

The Company measures its financial performance and allocates resources in a single segment. Therefore, the Company considers itself to be in a single operating and reportable segment structure. Accordingly, all significant operating decisions are based upon analysis of the Company as one operating segment. All of the Company’s long-lived assets were located in, and all revenues from external customers were attributed to the United States, as of and for the years ended December 31, 2021, 2020 and 2019.

(n)	Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

(o)	New Accounting Standards

i)	Accounting Standards recently adopted by the Company

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. This guidance is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2019. As such, the Company adopted this standard effective January 1, 2020. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amended guidance simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the amended guidance, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying value, and an impairment charge is recognized for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. The Company adopted this standard prospectively effective January 1, 2020 and the adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This guidance adds, modifies and removes several disclosure requirements relative to the three levels of inputs used to measure fair value in accordance with Topic 820, Fair Value Measurement. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. As such, the Company adopted this standard effective January 1, 2020. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

ii)	Recently issued accounting standards not yet adopted by the Company

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires lessees to recognize almost all leases on the balance sheet as a right-of-use asset and a lease liability and requires leases to be classified as either an operating or a finance type lease. The standard excludes leases of intangible assets or inventory. The Company will adopt this standard for the year ended December 31, 2022. The adoption of this standard will not have a material impact on our operations or cash flows.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted, including in interim periods. The Company adopted this standard on January 1, 2022. The adoption of this standard did not have a material impact on our operations or financial position.

(3)	Variable Interest Entity

On January 15, 2021 (“the closing date”), the Company entered into a shareholder agreement to acquire a 25% interest in Integrated Wealth Platform, Inc (IWP). In accordance with ASC 810-50, Consolidation, the Company determined that IWP met the criteria for a variable interest entity, and the Company acquired a controlling financial interest due to the Company’s control of IWP’s Board of Directors. The Company acquired 40% of the outstanding common shares and 25% of the fully diluted shares, in exchange for $340,000 on the closing date. The fully diluted shares of IWP consist of common stock and Stock Option Appreciation Rights (SOARs) that were fully vested as of the closing date. The SOARs allow the holder to acquire shares of IWP common stock upon exercise for a de minimis amount. As of December 31, 2021, no SOARs have been exercised. The SOARs expire 15 years after the grant date. The fair value of intangible assets related to the acquired IWP software at acquisition date was $689,822. The operating results of IWP from January 15, 2021 through December 31, 2021 are included in the consolidated statements of income, and adjusted for the noncontrolling interest portion.

The acquired intangible asset, software, is being amortized on a straight-line basis over the estimated useful life of 5 years, which approximates the pattern in which the economic benefits of the intangible asset are

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

expected to be realized. The amortization of software as a result of the IWP variable interest entity asset acquisition is included in the Company’s consolidated statements of income for the year ended December 31, 2021 was $132,216.

(4)	Amortization and impairment of intangible assets and goodwill

Total amortization of customer relationships for the years ended December 31, 2021, 2020 and 2019 was $1,223,923, $1,223,923, and $1,223,923, respectively. Total amortization of software for the years ended December 31, 2021, 2020 and 2019 was $132,344, $0 and $0, respectively. The total net amortization expense for the year ended December 31, 2019 was $721,791, which included a net gain of $502,132 for the Threshold Group, LLC contingent consideration payment.

	December 31, 2021
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	8.6	$21,000,000	(6,075,623)	14,924,377
Software	3.1	691,743	(132,973)	558,770

Total		21,691,743	(6,208,596)	15,483,147
Total intangible assets		21,691,743	(6,208,596)	15,483,147

	December 31, 2020
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Intangible assets
Amortizing intangible assets:
Customer relationships	8.6	$21,000,000	(4,851,699)	16,148,301

Total		21,000,000	(4,851,699)	16,148,301
Total intangible assets		21,000,000	(4,851,699)	16,148,301

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

During the years ended December 31, 2021, 2020 and 2019, no triggering events were identified, and no impairment charge was recognized on goodwill from acquisitions and intangible assets.

	2021	2020
Balance as of January 1:
Gross goodwill	$22,184,797	22,184,797
Accumulated impairment losses	—	—

Net goodwill as of January 1:	22,184,797	22,184,797
Goodwill acquired during the year	—	—
Impairment expense	—	—

	—	—
Balance as of December 31:
Gross goodwill	22,184,797	22,184,797
Accumulated impairment losses	—	—

Net goodwill as of December 31:	$22,184,797	22,184,797

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(5)	Investments at fair value

Investments at fair value as of December 31, 2021 and 2020 are presented below:

	2021		2020
	Cost	Fair Value	Cost	Fair Value
Investments at fair value:
Mutual Funds	$700,233	611,513	474,736	392,636
Exchange-traded funds	354,862	433,760	173,089	274,001

	$1,055,095	1,045,272	647,825	666,637

(6)	Equity Method Investments

Equity method investments as of December 31, 2021 and 2020 are presented below:

	2021		2020
	Cost	Carrying Value	Cost	Carrying Value
Equity method investments:
TTC Multi-Strategy Fund, QP, LLC	$11,630	13,137	12,030	12,428
TTC Global Long/Short Fund QP, LP	4,439	5,264	4,439	5,045
Energy Infrastructure & Utility Fund QP, LP	1,609	3,169	1,609	2,562
TTC World Equity Fund QP, LP	13,086	21,109	16,536	22,400
Municipal High Income Fund QP, LP	3,701	4,132	3,701	3,940
TWM Partners Fund, LP	9,330	17,107	9,330	15,291
Tiedemann International Holdings AG	4,950,000	1,500,000	4,950,000	4,556,452

	$4,993,795	1,563,918	4,997,645	4,618,118

Tiedemann International Holdings AG

On October 24, 2019 (“the closing date”), the Company entered into a shareholder agreement to acquire 40% of the common stock of Tiedemann Constantia AG (“TC”) in exchange for both cash and non-cash consideration in the amount of $4,950,000, as discussed further below. In accordance with ASC 810, Consolidation, the Company determined that TC did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TC, the Company accounted for the investment under the equity method of accounting.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

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Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

In January 2021, all the ownership interest of TC was transferred to Tiedemann International Holdings AG (“TIH”), including the Company’s 40% ownership interest. TIH owns the operating entity TC. In accordance with ASC 810, Consolidation, the Company determined that TIH did not meet the criteria for a variable interest entity, and the Company did not acquire a controlling financial interest. As the Company’s investment provided the ability to exercise significant influence over operating and financial policies of TIH, the Company accounted for the investment under the equity method of accounting.

In consideration for a portion of the interest in TC, the Company has agreed to make $3,000,000 in cash payments to TC to fund TC’s operating expenses. The Company made payments totaling $1,236,076 and $1,206,855 against this liability in the years ended December 31, 2021 and 2020, respectively. These cash payments are included in the “Purchases of equity method investments” line item within investing activities in the Consolidated Statement of Cash Flows.

In consideration for a portion of the interest in TC, the Company has also entered into a five-year professional services agreement with TC to provide services with an aggregate value of $1,200,000. The Company billed TC $300,225 and $0 for professional services in the years ended December 31, 2021 and 2020, respectively. These non-cash reductions to this payable are included in the “(Decrease) in payable to equity method investees” line item within operating activities in the Consolidated Statement of Cash Flows and presented as a supplementary non-cash investing activity on the Statement of Cash Flows.

In July 2021, TIH entered into a Business Combination Agreement with a London-based multi-family office, Holbein Partners LLP. The transaction was closed in January 2022. The Company’s 40% ownership in TIH remains the same as of December 31, 2021. See Note 19, “Subsequent Events”, for additional information on the closing of the transaction.

In December 2021, the Company began discussions with a significant shareholder of TIH, to purchase additional TIH shares, at which time a valuation was performed and it was concluded the Company’s investment in TIH was impaired. At December 31, 2021, the Company’s investment in TIH was valued at $1,500,000 and the Company recorded an impairment loss of $2,363,530.

The Company’s share of income and losses and recognition of other-than-temporary impairments are non-cash adjustments to net income. Such income, losses, and impairments are included in the line item ‘Other-than-temporary loss on equity method investments’ within operating activities in the Consolidated Statement of Cash Flows.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

The Company’s original carrying value of the investment in TC was $4,950,000, which included the cash contribution agreement of $3,000,000, the professional services agreement of $1,200,000, and equity in the Company valued at $750,000. The current carrying value of the investment was $1,500,000 as of December 31, 2021, and $4,556,452 as of December 31, 2020. The following table presents the changes in the carrying value of the TC and TIH investment during the years ended December 31, 2021 and December 31, 2020:

Carrying value as of December 31, 2019	$4,960,882
TWMH share of net income (loss) during 2020	(404,430)

Carrying value as of December 31, 2020	4,556,452
TWMH share of net income (loss) during 2021	(694,191)
2021 Foreign currency translation adjustment	1,269
Other-than-temporary impairment	(2,363,530)

Carrying value as of December 31, 2021	$1,500,000

At December 31, 2021 and December 31, 2020, the excess carrying value over the Company’s share of net assets of equity method investees was $1,106,804 and $3,499,336, respectively, calculated as follows:

Carrying value of equity method investments as of December 31, 2021	$1,500,000
TWMH 40% share of net assets	(393,196)

Equity method goodwill as of December 31, 2021	$1,106,804

Carrying value of equity method investments as of December 31, 2020	$4,556,452
TWMH 40% share of net assets	(1,057,116)

Equity method goodwill as of December 31, 2020	$3,499,336

The Company has elected not to amortize the equity method goodwill.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

Summary unaudited financial information for TIH as of December 31, 2021 and TC as of December 31, 2020 and 2019 are as follows:

	USD *
	2021	2020	2019
Financial Position:
Current assets	$507,579	375,055	407,993
Financial assets	1,697,105	3,243,172	4,177,982
Fixed assets	2,624	21,554	36,176

Total assets	$2,207,308	3,639,781	4,622,151

Current liabilities	$1,224,318	996,990	660,133
Total liabilities
Stockholder’s equity	2,595,997	4,095,357	3,962,018

Total liabilities and stockholder’s equity	$3,820,315	5,092,347	4,622,151

Results of operations:
Net operating (loss) profit	$(1,613,007)	(1,452,564)	27,206

*	The underlying financial statements for TIH in 2021 and TC in 2020 and 2019 were reported in Swiss Franc (CHF). The Company converted to USD using the average FX rate for each year.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(7)	Fixed Assets

Fixed assets on December 31, 2021 and December 31, 2019 consisted of the following:

	2021	2020
Office equipment	$2,747,696	2,745,640
Less accumulated depreciation	(2,184,021)	(1,889,028)

Office equipment, net	563,675	856,612

Leasehold improvements	2,437,716	2,437,716
Less accumulated amortization	(1,783,732)	(1,383,451)

Leasehold improvements, net	653,984	1,054,265

Fixed assets, net	$1,217,659	1,910,877

Depreciation and amortization expense for the years ended December 31, 2021, 2020 and 2019 amounted to $695,274, $690,448 and $623,220, respectively.

(8)	Fair Value Measurements

The Company classifies its fair value measurements using a three-tiered fair value hierarchy. The basis of the tiers is dependent upon the various “inputs” used to determine the fair value of the Company’s assets and liabilities. Fair value is considered the value using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The inputs are summarized in the three broad levels listed below:

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following is a summary categorization, as of December 31, 2021 and December 31, 2020, of the Company’s financial instruments based on the inputs utilized in determining the value of such financial instruments:

	December 31, 2021
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$611,513	—	—	611,513
Exchange-traded funds	433,760	—	—	433,760
Liabilities:
Interest rate swap	—	34,502	—	34,502
Long-term debt	—	—	8,448,561	8,448,561

Total	$1,045,272	34,502	8,448,561	9,528,335

	December 31, 2020
	Level 1	Level 2	Level 3
	Quoted prices	Observable inputs	Unobservable inputs	Total
Assets:
Mutual funds	$392,636	—	—	392,636
Exchange-traded funds	274,001	—	—	274,001
Liabilities:
Interest rate swap	—	212,067	—	212,067
Long-term debt	—	—	9,697,121	9,697,121

Total	$666,637	212,067	9,697,121	10,575,825

Derivative instruments consisting of interest rate swaps are recorded at fair value on the Company’s consolidated balance sheets on a recurring basis and are classified as Level 2 within the fair value hierarchy as the fair value can be determined based on observable values of underlying interest rates. For further discussion of interest rate swaps, see Note 15, “Accounting for Derivative Instruments and Hedging Activities”.

The fair value of long-term debt is based on expected future cash flows discounted at current interest rates for similar instruments with equivalent credit quality and is classified as Level 3 within the fair value hierarchy. As of December 31, 2021 and December 31, 2020, fair value approximated carrying value. For further discussion of long-term debt, see Note 14, “Term Notes, Line of Credit & Promissory Notes”.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(9)	Income Taxes

Income tax expense for the years ended December 31, 2021, 2020 and 2019 comprised the following:

	2021	2020	2019
Current tax expense
Federal	$318,208	188,098	123,019
State and local	251,046	248,412	297,938

Total current tax expense	569,254	436,510	420,957

Deferred tax expense
Federal	(42,945)	60,187	(9,135)
State and local	(10,909)	—	—

Total deferred tax benefit	(53,854)	60,187	(9,135)

Total	$515,400	496,697	411,822

The earnings and losses of the Company for federal and certain state tax jurisdictions are reported on the tax returns of the individual members. However, certain subsidiaries of the Company are taxpaying entities. During 2021, 2020 and 2019, the Company made distributions totaling $5,012,912, $1,812,372 and $2,607,655, respectively, for the purpose of the members’ estimated federal, state, and local tax payments. The Company’s state and local tax expense noted above is comprised of income taxes the Company and its subsidiaries are subject to in federal and state jurisdictions, including U.S. Federal Income Tax, Maryland Income Tax, New York City Unincorporated Business Tax, Delaware Franchise Tax and Texas Franchise Tax. The Company also is subject to certain local and state gross receipts taxes, which are included in Business Licenses and Taxes on the Consolidated Statements of Income. The Company’s current tax receivable was $19,371 and $4,526 as of December 31, 2021 and 2020, respectively, which is included in other assets. The Company’s current tax payable was $207,918 and $112,667as of December 31, 2021 and 2020, respectively, which is included in accounts payable and accrued expenses.

The deferred income tax benefit results from differences in the timing of revenue and expense recognition for income tax and financial reporting purposes. At December 31, 2021 and 2020, the Company’s gross deferred asset is $123,652 and $65,856, respectively. The Company’s deferred tax asset primarily relates to capital loss carryforward losses on certain investments sold, a net operating loss carryforward and book to tax differences of depreciation of fixed assets and intangible assets. The Company’s gross deferred tax

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

liability on December 31, 2021 and 2020 is $230,640 and $95,935, respectively. The Company’s deferred tax liability is primarily related to employee unit awards. A reconciliation of the net deferred tax asset (liability) for the years ended December 31, 2021 and 2020, respectively, is presented below:

	2021	2020
Other investments gain, net	$25,162	21,569
Book versus tax depreciation	15,493	11,797
Book versus tax amortization	(153,439)	—
Net operating loss carryforward	59,061	—
Capital Gains/Losses	23,936	32,738
Compensation expense for employee unit awards	(74,936)	(93,670)
Other	(2,265)	(2,513)

	$(106,988)	(30,079)

The Company evaluates the realizability of its deferred tax assets on a quarterly basis and may recognize or adjust any valuation allowance when it is more likely than not that all or a portion of the deferred tax asset may not be realized. As of December 31, 2021, the Company has not recognized a valuation allowance for expiring capital loss carryforwards, as the current carryforwards do not expire until December 31, 2025. As of and prior to December 31, 2021, the Company has not recognized any liability for uncertain tax positions. As of December 31, 2021, the gross net operating loss carryforward is $214,630 and under current federal tax law, may be carried forward indefinitely. As of December 31, 2021, the gross capital loss carryforward is $113,983 and under current federal tax law, may be carried forward five years.

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the tax years that remain open under the statute of limitations will be subject to examination by the appropriate tax authorities. The Company is generally no longer subject to federal, state, or local examinations by tax authorities for tax years prior to 2018.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

A reconciliation of the U.S. federal income tax rate of 21.0% to the consolidated financial statements total tax expense for the year ended December 31, 2021, 2020 and 2019, respectively, is presented below:

2021 Tax Effect
Pre-Tax book income for consolidated entity	21.00%
Pass-through entities	-15.25%
State and local for non taxable entity	4.01%
State and local	0.87%
Other	0.94%

11.57%

2020 Tax Effect
Pre-Tax book income for consolidated entity	21.00%
Pass-through entities	-17.71%
Other	0.82%
UBT	1.54%
State and local for non taxable entity	1.02%

6.67%

2019 Tax Effect
Pre-Tax book income for consolidated entity	21.00%
Pass-through entities	-19.58%
Other	0.38%
UBT	1.36%
State and local for non taxable entity	2.22%

5.39%

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(10)	Retirement Plans

The Company sponsors a defined–contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute up to 15% of salary subject to certain limitations on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts.

The Company accrued profit sharing contributions of $719,711, $611,411, and $614,929 during the years ended December 31, 2021, 2020 and 2019, respectively, which are included in compensation and employee benefits on the consolidated statements of income.

(11)	Commitments and Contingencies

As of December 31, 2021, future minimum rental operating leases that have initial or non-cancelable lease terms of one year or greater aggregate to $8,678,341 are payable as follows:

Total
2022	$1,991,828
2023	1,166,311
2024	1,156,326
2025	1,139,762
2026	1,096,279
Thereafter	2,127,835

8,678,341

As of December 31, 2021, future minimum sublease income amounts that have initial or non-cancelable lease terms of one year or greater aggregate to $842,003 are receivable as follows:

Total
2022	$842,003

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

As of December 31, 2021, future minimum printer, computer, and other non-cancelable technology leases that have initial terms of one year or greater aggregate to $216,585 and are payable as follows:

Total
2022	$111,404
2023	66,887
2024	34,895
2025	3,399
2026	—

216,585

From time to time in the ordinary course of business, the Company may become subject to various legal proceedings. Some of these proceedings may seek relief or damages in amounts that may be substantial. Because these proceedings are complex, many years may pass before they are resolved, and it is not feasible to predict their outcomes. Some of these proceedings involve claims that the Company believes may be covered by insurance, and the Company advises its insurance carriers accordingly. There are no outstanding or pending litigations as of December 31, 2021.

(12)	Related Party Transactions

(a)	Loans to Members

As discussed in Note 13 and in conjunction with the grant of restricted units, certain employee members of the Company were offered promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on the restricted unit compensation, which constitute loans to members. On December 31, 2020, promissory notes totaling $625,778 were issued by the Company, and bear interest at an annual rate of three and one quarter percent (3.25%). If at each of the first five one-year anniversaries of February 15, 2022, if the members’ employment relationship has not been terminated for any reason, an amount equal to twenty percent (20%) of the principal and accrued interest, shall be forgiven. Upon termination of employment, any outstanding amount of loan not forgiven becomes due within 30 days.

In conjunction with the grant of restricted units in April 2021, certain employee members of the Company were offered $1,076,216 in promissory notes to pay their estimated federal, state and local withholding taxes owed by such members on these issuances. The April 2021 promissory notes accrued interest at an annual rate of 3.25%, and per the initial terms were due on February 15, 2022, or earlier in the event of a sale of the Company. Some of these promissory notes were amended on February 1, 2022 as discussed in Note 19, “Subsequent Events”.

The promissory notes are full legal recourse and have applicable default provisions, which allow the Company to enforce collection against all assets of the note holder, including Class B units which have

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

been pledged as collateral. These loans are presented as Notes receivable from members on the Consolidated Statements of Financial Condition as of December 31, 2021 and have been reclassified from members’ capital presentation in the Consolidated Statements of Financial Condition as of December 31, 2020. This is considered to be an immaterial error correction of prior period financial statements.

(b)	Tiedemann Investment Group

The Company makes payments for the New York office space to Tiedemann Investment Group (“TIG”), a related party. Total payments for the years ended December 31, 2021, 2020 and 2019 were $1,070,240, $1,129,055 and $1,129,055, respectively and are included in the occupancy costs on the Consolidated Statements of Income in occupancy expense. TIG is also a related party of Alvarium Tiedemann Capital LLC, discussed in Note 19. In 2021, the Company entered into a shared costs agreement with TIG, where certain transaction costs identified between the parties that are equally allocable are to be paid by the Company and treated as a receivable of the Company from TIG for its allocated share and reimbursed by TIG. Total costs paid by the Company for the year ended December 31, 2021 that are allocable to TIG were $1,243,795. TIG made payments of $17,500 against this receivable in 2021. The net receivable from TIG is reported in Other Assets on the Consolidated Statements of Financial Condition.

(c)	Alvarium Investments Limited

Alvarium Investments Limited (“Alvarium”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 19. In 2021, the Company entered into a shared costs agreement with Alvarium, where certain transaction costs identified between the parties that are equally allocable are to be paid in full by the Company and treated as a receivable of the Company from Alvarium for its allocated share and reimbursed by Alvarium. Total costs paid by the Company for the year ended December 31, 2021 that are allocable to Alvarium were $1,223,795. Alvarium made payments of $217,984 against this receivable in 2021. The net receivable from Alvarium is reported in Other Assets on the Consolidated Statements of Financial Condition.

(d)	Cartesian Growth Corporation

Cartesian Growth Corporation (“Cartesian”) is a related party of Alvarium Tiedemann Capital LLC, discussed in Note 19. In 2021, the Company entered into a shared costs agreement with Cartesian, where certain transaction costs are to be paid in full by the Company and treated as a receivable of the Company from Cartesian for its allocated share and reimbursed by Cartesian. Total costs paid by the Company for the year ended December 31, 2021 that are allocable to Cartesian were $300,722. Cartesian did not make any payments against this receivable in 2021. The net receivable from Cartesian is reported in Other Assets on the Consolidated Statements of Financial Condition.

(e)	Tiedemann International 2 AG

In 2021, the Company entered into an intercompany agreement with Tiedemann International (Switzerland) 2 AG, (“TI2”) a related party. The Company has a subset of certain clients that receive advisory services from TI2 personnel. The revenue from these clients is allocated between the Company and TI2 on an agreed upon percentage based on the lead advisor of the client relationship.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

In December 2020, the Company entered into a participating affiliate arrangement with TI2 where TI2 may provide advisory, strategic planning, information technology and other services. The Company is invoiced for these services by TI2, and the shared revenue is netted against the invoiced services. For the year ended December 31, 2021, the Company was invoiced $60,723 by TI2 and a revenue share of $45,624 was calculated for the year, resulting in a net receivable to the Company from TI2 of $15,099. The contra-payable is reported in Accounts payable and accrued expenses on the Consolidated Statements of Financial Condition.

(13)	Restricted Unit Grants & Deferred Units

In December 2019, the Company converted 130 deferred units to restricted units with a grant-date fair value of $1,494,567 to certain employee members of the Company. In addition, in December 2019 the Company issued 86 restricted unit grants to certain employee members of the Company with a grant-date fair value of $990,151. The unit holders of these grants have a forfeiture risk within the first three years and six-month holding period requirement after the five-year forfeiture period.

In December 2020, the Company issued 459 restricted unit grants to certain employee members of the Company and converted 15 deferred units to a certain employee member of the Company, with a grant-date fair value of $5,392,406.87 and $176,072.84, respectively. The unit holders of these grants have a forfeiture risk within the first five years and six-month holding period requirement after the five-year forfeiture period.

In April 2021, the Company issued 204 fully vested unit grants to certain employee members of the Company with a grant-date fair value of $3,167,008.

The Company amortizes the grant-date fair value of restricted unit grants on a straight-line basis over the vesting period of the award. In the years ended December 31, 2021, 2020 and 2019, the Company recorded $5,532,211, $1,145,383 and $464,904, respectively of stock-based compensation expense from restricted unit grants. As of December 31, 2021, total unrecognized compensation cost related to unvested restricted units was $6,605,814, which is expected to be recognized over a weighted average period of 2.3 years.

A summary of the Company’s restricted grant units for the year ended December 31, 2021 is presented below:

	Number of Unvested Units	Remaining Unrecognized Grant-Date Fair Value
Unvested balance at January 1, 2021	606	$8,971,017
Granted	204	3,167,008
Vested	(364)	(5,532,211)

Unvested balance at December 31, 2021	446	$6,605,814

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

The Company has the right, but not obligation, to repurchase vested restricted units at fair value upon resignation of any member who is employed by the Company. The repurchase price may be paid over three consecutive annual payments in the form of a Promissory Note. The Promissory Notes are interest bearing and are subject to prepayment without premium or penalty. The Company’s annual payment obligation for all outstanding Promissory Notes is limited to 30% of the Company’s net income; payment obligations exceeding this amount are deferred to future years. See Note 14, “Term Notes, Lines of Credit & Promissory Notes”, for additional information.

(14)	Term Notes, Line of Credit & Promissory Notes

(a)	Term Notes

In March 2020, the Company entered into a $12,800,000 Commercial Loan identified as “Term Note B” with an unaffiliated large national bank. The interest rate on this note is variable 1-month LIBOR plus 1.50%. In March 2020, the Company drew down the entire $12,800,000, utilizing $6,434,493 for the TG contingent consideration payment and paydown of the Company’s previous term note, with the remaining amount deposited into the Company’s bank account. There is no prepayment penalty on Term Note B. As of December 31, 2021, $8,320,000 was outstanding under Term Note B. The estimated fair value of the long-term portion of Term Note B as of December 31, 2021 and 2020 was $5,760,000 and $8,320,000, respectively.

In March 2020, the Company entered into an Interest Rate Swap Agreement, with a notional value of $12,800,000 with the same unaffiliated large national bank, which converted the variable rate of interest to a fixed rate of 2.60% on $12,800,000 of borrowings under the Commercial Loan. Term Note B requires $640,000 quarterly principal repayments, plus accrued interest which began in June 2020 and will continue for twenty quarters, ending with the last repayment on March 15, 2025.

In addition to standard operating covenants, the Company is subject to a Minimum Fixed Charge Coverage Ratio, a Minimum Tangible Net Worth Ratio, and a Maximum Leverage Ratio. The Company was temporarily in breach of the minimum fixed charged coverage ratio during 2021, as a result of the transaction costs associated with the anticipated transaction in Note 19. The Company received a waiver from the unaffiliated large national bank. There are no financial penalties associated with this breach of compliance.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(b)	Line of Credit

In December 2017, the Company amended its $1,500,000 Revolving Line of Credit into a $6,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit will remain a variable 1-month LIBOR plus 1.50%.

In lieu of a security deposit associated with commercial office rental agreements, the Company has a $320,000 Letter of Credit and a $805,735 Letter of Credit utilized against the borrowing capacity of the Line of Credit. The Company is subject to an Unused Line of Credit Fee, net of borrowings or letters of credit, under the Line of Credit.

In March 2020, the Company amended its $6,500,000 Revolving Line of Credit, with a new expiration date of March 2022. The interest rate on the Line of Credit will remain a variable 1-month LIBOR plus 1.50%. The expiration date was further extended in March of 2022 with a new expiration date of March 2023 as disclosed in Note 19, “Subsequent Events”.

In July 2021, the Company amended its $6,500,000 Revolving Line of Credit into a $7,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit will remain a variable 1-month LIBOR plus 1.50%.

In November 2021, the Company amended its $7,500,000 Revolving Line of Credit into a $14,500,000 Amended and Restated Revolving Line of Credit identified as “Line of Credit”. The interest rate on the Line of Credit was amended to the Daily Bloomberg Short-Term Bank Yield Index rate (“BSBY”) plus 1.50%. At December 31, 2021 and December 31, 2020, the estimated fair value of the long-term portion of the Line of Credit was $2,000,000 and $0, respectively.

(c)	Promissory Notes

In December 2019, the Company issued a promissory note in exchange for Class B units from a certain member of the Company valued at $1,985,162. The Company made two principal payments, plus accrued interest at 5.50% per annum, on May 31, 2020 and May 31, 2021.

In April 2020, the Company issued a promissory note in exchange for Class B units from a certain member of the Company originally valued at $403,115. The Company originally planned three annual principal payments, plus accrued interest at 3.25% per annum, which commenced on July 2, 2020. In July 2021 the units were revalued at $355,955. A payment, which includes interest accrued from July 2, 2020 to July 1, 2021 on the original value of $403,115, was paid in July 2021.

In November 2020, the Company issued a promissory note in exchange for Class B units from a certain member of the Company valued at $2,065,682. The Company will make three annual principal payments, plus accrued interest at 3.25% per annum, which commenced on February 1, 2021. As of December 31, 2021 and 2020, the estimated fair value of the long-term portion of the Promissory Notes was $688,561 and $1,377,121, respectively.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

A summary of the balances of the notes and lines of credit discussed above are presented below as of December 31, 2021 and 2020. Interest expense for these notes and lines of credit for the years ended December 31, 2021, 2020 and 2019 were $454,406, $417,412 and $266,963, respectively, and are recorded in interest expense.

	2021	2020
Notes Payable
Term Note B, Current	$2,560,000	2,560,000
Promissory Notes, Current	688,561	2,786,294
Line of Credit	2,000,000	—
Term Note B	5,760,000	8,320,000
Promissory Notes	688,561	1,377,121

	$11,697,122	15,043,415

The aggregate maturities of debt for each of the five years subsequent to December 31, 2021 are: $5,937,122 in 2022, $2,560,000 in 2023, $2,560,000 in 2024, $640,000 in 2025 and $0 in 2026.

(15)	Accounting for Derivative Instruments and Hedging Activities

(a)	Interest Rate Swap

In accordance with the amended and restated credit agreement described in note 14, Term Notes and Line of Credit, the Company has a fixed for floating interest rate swap for 100% of the outstanding commercial loan amount, intended to hedge the risks associated with floating interest rates. The Company pays its counterparty the equivalent of a fixed interest payment on a predetermined notional value, and quarterly the Company receives the equivalent of a floating interest payment based on a one-month LIBOR plus 1.5% from the effective date through the termination date. As of December 31, 2021 and December 31, 2020, the Company had a derivative liability of $34,502 and $212,067, respectively, which was included in the Fair Value of Interest Rate Swap on the consolidated statements of financial condition.

(b)	Impact of Derivative Instruments on the Consolidated Statement of Income

The effect of interest rate hedges is recorded to change in fair value of interest rate swap. For the years ended December 31, 2021, 2020 and 2019 the impact to the Consolidated Statements of Income was a gain of $177,565, a loss of $(212,067) and $0, respectively.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(16)	Earnings Per Unit

Basic and diluted income per unit amounts are calculated using the weighted-average number of units outstanding for the period. For the Company, there are no dilutive potential units.

The following table reconciles net income and the weighted average units outstanding used in the computations of basic and diluted income per unit (in thousands, except for units and per unit data):

	2021	2020	2019
Net Income attributed to the Company	$3,939	$6,986	$7,233

Denominator:
Weighted average units outstanding - basic and diluted	6,956	6,536	6,536

Per unit:
Basic and diluted per unit	$566.24	$1,068.85	$1,106.66

(17)	Members’ Capital

The Company has employee and non-employee members. Non-employee members have certain put options. At least 90 days prior to the end of each fiscal year (“Notice Year”), non-employee members may provide a put notice to the Company of the member’s intent to exercise their put right to require the Company to purchase all or any of the Class B units held by the member. The total of any put notices received will be limited to 10% of the outstanding Class B Units.

The Company may deliver a voluntary call notice to its non-employee members, beginning 90 days after each Notice Year and ending 105 days after each Notice Year. The Company can call up to 20% of the outstanding Class B units.

As of December 31, 2021, there was 1 Class A share outstanding and 7,006 Class B shares outstanding. As of December 31, 2020, there was 1 Class A share outstanding and 6,802 Class B shares outstanding. As of December 31, 2019, there was 1 Class A share outstanding and 6,635 Class B shares outstanding. There were no put notices placed by non-employee members in the year ended December 31, 2021, 2020 and 2019. There were no call notices placed by the Company in the year ended December 31, 2021 and 2020. The Company delivered a voluntary call notice to its non-employee members in the year ended December 31, 2019.

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2021, December 31, 2020 and December 31, 2019

(18)	Revenue

Under ASC 606, Revenue from Contracts with Customers, revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The following table represents the Company’s revenue disaggregated by fee type for each of the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Income
Investment management fees	$65,800,518	55,595,094
Trustee fees	6,950,064	5,577,239
Custody fees	2,652,439	3,216,969
Other	300,225	—

Total income	75,703,246	64,389,302

(19)	Subsequent Events

Based on management’s evaluation there are no events subsequent to December 31, 2021 that require adjustment to or disclosure in the consolidated financial statements, except as noted below. Management evaluated events and transactions through and including May 6, 2022 the date these financial statements were available to be issued.

On January 7, 2022, the TIH and Holbein business combination was closed. The Company loaned TIH the total cost of the business transaction, £5,966,021, which translated to $8,096,949. On January 31, 2022, TWMH purchased stock from certain shareholders of TIH, bringing its total ownership of TIH to 49.9%.

On February 1, 2022, certain promissory notes discussed in Note 14(c) were amended. Promissory notes totaling $1,367,673 were amended to be forgiven over five years beginning February 15, 2023, so long as the member is still an employee of the Company. Additionally, loans to members totaling $389,643 were amended to become due by December 31, 2022.

On March 9, 2022, the Company’s Revolving Line of Credit expiration date was extended to March 13, 2023. On March 31, 2022, the Company’s Revolving Line of Credit was increased from $14.5 million to $15.5 million.